UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2016

ADAMA TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53738	98-0552470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Director's Row, Suite B Jackson, Tennessee 38301
(Address of principal executive offices)

Registrant's telephone number, including area code: (731) 203-5008

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 23, 2016, Adama Technologies Corp. (the "Company") entered into an Acquisition Agreement (the "Agreement") with Alpine Industries, Inc., a Utah corporation ("Alpine"), for the Company's acquisition of all equity interests and certain assets of Alpine, which will result in acquiring Alpine as a wholly-owned subsidiary of the Company.  In consideration of these equity interests and assets, the Company will pay to Alpine's shareholders a purchase price of $2,000,000, payable in shares of the Company's common stock.  The number of shares issued to Alpine will be determined based on the closing price of the Company's common stock on June 30, 2017.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, the Company has acquired certain assets and equity interests of Alpine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2016

Adama Technologies Corp.

By:                    /s/ Eric Sills
Name:            Eric Sills
Title:              Chief Executive Officer